Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer, of Grande Communications, Inc., hereby certifies that, on the date hereof:

1.
The annual report on Form 10-K of Grande Communications Holdings, Inc. for the period ending December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grande Communications Holdings, Inc.

Date: March 31, 2008	/s/ Roy H. Chestnutt
Roy H. Chestnutt President, Chief Executive Officer, and Chairman of the Board

Date: March 31, 2008	/s/ Michael L. Wilfley
Michael L. Wilfley Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically incorporated by reference in any such filing.